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                                                                    EXHIBIT 23.9

            CONSENT OF CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS


As Chartered Accountants, we hereby consent to the incorporation by reference in Amendment No. 1 to the Joint Registration Statement on Form S-3 covering the sales of the additional collateral shares and the related Prospectus of Patriot American Hospitality, Inc. (Nos. 333-77271 and 333-77271-1) and Wyndham International, Inc. of our reports on the financial statements of Arcadian International Limited (formerly Arcadian International Plc) and subsidiary undertakings and Malmaison Limited and subsidiary undertakings dated 22 July 1998 and 17 July 1998 respectively, except with respect to Note 1 of those financial statements as to which the date of our reports is 24 March 1999, which are included in the Joint Current Report on Form 8-K/A No.2 of Patriot American Hospitality, Inc. and Wyndham International, Inc., dated 2 June 1998.


/s/ ARTHUR ANDERSEN
------------------------------
Arthur Andersen

1 Surrey Street
London
WC2R 2PS

13 May 1999